Madden Asset Management LLC

Code of Ethics

January 2014

Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") requires all investment advisers registered with the Securities and Exchange Commission ("SEC") to adopt a code of ethics that sets forth standards of conduct and requires compliance with federal securities laws. This code of ethics ("Code") is intended to reflect fiduciary principles that govern the conduct of Madden Asset Management, LLC ("Madden") and its supervised persons in those situations where Madden acts as an investment adviser as defined under the Advisers Act in providing investment advice to clients ("advisory clients"). It consists of an outline of policies regarding several key areas: standards of conduct and compliance with laws, rules and regulation, protection of material non-public information and personal securities trading. It also consists of specific information and guidance that is provided in company-wide policies and procedures, including the Compliance Manual and the RIA Compliance Program.

Given Madden's role as sub-adviser to a mutual fund, this Code has also been designed to comply with the requirements of Rule 17j-l of the Investment Company Act of 1940 ("1940 Act") which requires that each investment adviser of a Fund adopt a written Code of Ethics.

Standards of Conduct

In general, those subject to this Code owe a fiduciary duty to Clients, which includes ensuring that one's personal affairs, including personal securities transactions, are conducted in a manner which avoids: (i) serving one's own personal interests ahead of Clients, (ii) taking inappropriate advantage of one's position with Madden; and (iii) any actual or potential conflicts of interest or any abuse of one's position of trust and responsibility.

With regard to Madden's service as sub-adviser to the mutual fund, Rule 17j-1 imposes additional duties. Under Rule 17j-1, it is unlawful for certain persons, including any officer, director or trustee of the fund or Adviser, in connection with the purchase or sale by such person of a security "held or to be acquired" by the fund:

•To employ any device, scheme or artifice to defraud the Fund;

•To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

•To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

•To engage in any manipulative practice with respect to the Fund.

All employees are required to comply with this Code of Ethics and all applicable Federal Securities Laws.

The Code Covers These Employees

The Code covers all "supervised persons." In addition, a subset of these supervised persons, known as "access persons" must comply with specific reporting requirements.

Supervised persons include:

•Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions)

•Employees of the adviser

•Any other person who provides advice on behalf of the adviser and is subject to the adviser's supervision and control

Access persons include any supervised person who:

•Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Definitions

For Purposes of this Code of Ethics:

"Access Person" as defined by the Investment Adviser's Act shall mean a supervised person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

"Access Person" as defined by the Investment Company Act shall mean any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund.

"Advisory Person" of a Fund or of a Fund's investment adviser shall mean:

•Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

•Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

"Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

"Beneficial Owner" shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. You have a "Beneficial Ownership" of a Reportable Security when you or a member of your "immediate family" living in the same household, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•Investment power or discretion in respect to a Reportable Security (the power or discretion to direct the purchase or sale of a Reportable Security); or

•The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

"Immediate family" means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother or any ancestor of either, stepfather or stepmother, mother-in-law or father-in-law, siblings or siblings-in-law, and spouse or "domestic partner."

"Domestic partner" means a person, 18 years of age or older:

•To whom you are neither married nor related;

•With whom you live in the same residence and intend to do so indefinitely; and

•With whom you have an exclusive committed relationship

"Client" refers to any person or entity for which Madden manages investments or otherwise acts as investment adviser.

"Control" has the same meaning as in section 2(a)(9) of the Act.

"Directly or Indirectly" refers to any transaction involving:

•Any other securities of the same issuer; and

•Any derivative security or other instrument relating to the same security or any other security of the same issuer, including any option to purchase or sell the security, any security convertible into or exchangeable into the security, and any related futures contract.

"Discretionary Account" means a Reportable Account over which:

•You or a Family Member has no direct or indirect influence or control and

•A person or entity not subject to the Code has sole investment power.

"Family Members": includes the person's immediate family (including any relative by blood or marriage) sharing the same household.

"Fund" means an investment company registered under the Investment Company Act.

"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Investment Personnel" of a Fund or a Fund's investment adviser shall mean:

•Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

•Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

"Reportable Fund" as defined by the Investment Advisers Act shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds and (2) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

Note: Refer to Exhibit A for a list of Reportable Funds.

"Reportable Security" means any:

•Stock

•Shares of any mutual fund advised or sub-advised by Madden.

•Shares of any closed-end fund (a limited structured fund that raises a fixed amount of capital through an initial public offering traded on a stock exchange) or exchange traded fund ("ETF")

•Shares of any "Limited Offering"

•Interests in limited partnerships and limited liability companies

•Note

•Treasury stock

•Security future

•Bond, debenture or evidence of indebtedness

•Municipal bond or interest in a Section 529 plan

•Certificate of interest or participation in any profit-sharing agreement

•Collateral-trust certificate, voting-trust certificate, pre-organization certificate or subscription

•Transferable share

•Investment contract (which may include an interest in a limited partnership or a limited liability company)

•Certificate of deposit for a security versus a certificate of deposit offered by a bank

•Fractional undivided interest in oil, gas, or other mineral rights

•Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including those entered into on a national securities exchange relating to foreign currencies

•In general, any interest or instrument commonly known as a "security"

•Certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

Reportable Security does NOT include:

•Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;

•Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements);

•Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by Madden.

•Shares of registered open-end investment companies or series where Madden does not act as an investment adviser or sub-adviser.

Special Note: "Open-end investment companies" are commonly referred to as "mutual funds" and can be distinguished from closed-end funds and exchange-traded funds based on the fact that open-end investment companies, unlike closed-end funds and exchange-traded funds, stand ready to redeem their shares and typically do not trade on a stock exchange.

"Reportable Account" is an account at a broker, dealer, bank or other financial institution in which transactions in Reportable Securities may be executed. These accounts include Section 529 plans and retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Special Note: A Reportable Account does not include an account held directly with an open-end investment company that is not advised or sub-advised by Madden .

"Purchase or sale of a Reportable Security" includes, among other things, the writing of an option to purchase or sell a Reportable Security.

Conflicts of Interest
Conflicts among Client Interests

Conflicts of interest may arise where the Firm or its supervised persons have reason to favor the interests of one client or investor over another client or investor (e.g., larger accounts over smaller accounts; accounts compensated by performance fees over accounts compensated differently; accounts in which employees have made material personal investments; accounts of close friends or relatives of supervised persons). Favoritism of one group of clients or investors over another is prohibited under the Code.

Competing with Client Trades

The Code prohibits access persons from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities for their own, their family's or their friends' accounts or by relaying such information to others for their use.

Disclosure of Personal Interest

Investment personnel are prohibited from recommending, implementing or considering any securities transaction for a client without first disclosing any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person. This designated person for Madden shall be the Chief Compliance Officer. If such designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Note: All employees are required to complete a Conflicts of Interest Questionnaire initially upon commencement of employment and on an annual basis thereafter.
Confidentiality

Employees have a duty to maintain confidentiality of sensitive, personal and proprietary information. Such information shall be used solely for legitimate business purposes for the Firm. Information should not be shared with others, including family and friends.

All information concerning the identity of security holdings and financial circumstances of all clients (both current and former) or prospective clients is confidential.

All information about clients must be kept in strict confidence, including the identity, financial situation, security holdings, and advice furnished by the Firm.

Protection of Material Nonpublic Information (i.e., Insider Trading)

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients' nonpublic, confidential information.

Employees are also expected not to divulge information regarding Madden's securities recommendations or client securities holdings to any individual outside of the Firm, except

•As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

•As necessary to maintain or service a client or his/her account;

•As permitted by law.

Material, non-public information includes any information not publicly available that a reasonable investor would consider important in making an investment decision or which, if disclosed to the public, could be expected to affect the market price for the company's securities. There are several categories of information that are particularly market-sensitive and therefore should be considered material. Examples of material information include: significant business combinations such as mergers or joint ventures, changes in previously released financial results, changes in dividend policy, changes in earnings estimates, significant litigation exposure, significant new product or service announcements, plans for a recapitalization, repurchase of shares or other reorganization, and similar matters.

The Mosaic Theory and its Relationship to Materiality

The mosaic theory involves putting many disparate pieces of information together to form or support an investment thesis. Each piece of information may be non-public and/or not material by itself but when the pieces are placed together in total an investment thesis is formed. The mosaic theory has been compared to putting a jigsaw puzzle together. Under the theory, even if the last piece is non-public information, so long as that piece of information, by itself, is not material, there would be no insider trading violation. The information used in the mosaic may include (1) public information, (2) Non-Public information which is not Material and (3) independent analysis and evaluation. However, it may not include any material, non-public information. Employees should notify the Compliance officer when any non-public information is included in a mosaic theory analysis. The Compliance Officer will work with outside counsel to determine whether the non-public information is material.

Any instances or questions regarding possible inside information must be immediately brought to the attention of the Compliance Officer and any violations of the Firm's policy will result in disciplinary action up to and including possible termination.

The Firm's Insider Trading policy and procedures is included within the Compliance Manual.
Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients. In this spirit, the following are required of our employees:

Gifts and Entertainment

The giving or receiving of gifts or business entertainment could give rise to a potential or actual conflict of interest, such that the gift or entertainment is provided as a kickback or quid pro quo.

For the purposes of this section:

•"Madden Business Partner" is a client or investor, prospective client or investor, or any person or entity that does, or seeks to do business with, or on behalf of, Madden.

•"Gift" is any item, service or accommodation of value. Promotional items of nominal value that are widely distributed and display a gift giver's logo, such as golf balls, shirts, towels, pens, etc. do not fall within the definition of "gift."

•"Business entertainment" is generally in the form of a social event, hospitality event, meal, leisure activity or event of like nature or purpose in which a Madden employee is in attendance as the host and a Madden Business Partner is in attendance as the guest - or vice versa.

Employees may not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to any person or firm. Employees should consult the Compliance Officer or his designee if questioning whether something is material or extravagant.

State and local ethics laws, regulations or rules may limit or prohibit the giving of gifts, entertainment or other payments to various state or local governmental entities, agencies and employees. Additionally, the US Department of Labor limits gifts, entertainment or payments to ERISA plans, or certain officials associated with such plans. Employees should consult with the Compliance Officer before giving gifts, entertainment or other payments to these persons or entities.

All employees are required to report gifts and entertainment received and given as outlined in the Compliance Manual.

Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the written approval of the Compliance Officer via the Outside Activity Form (Refer to Exhibit F). A review of the request, will determine whether such service poses a conflict between the Firm and our clients and whether or not such conflict is acceptable and should be disclosed.

Outside Employment and Business Interests

Before accepting outside employment, which includes any business activity for which the employee receives compensation ('Outside Employment"), all employees must obtain prior approval from the Compliance Officer who will, in evaluating requests, consider factors that include, but are not limited to:

•Whether the position creates an actual or potential conflict of interest;

•Whether the purpose and duties of the position is consistent with Madden's business;

•Whether there is a risk that Madden will be seen as associated with the position; and

•Whether the employee will be involved in the financial decisions of the outside employer and the resulting risks to Madden.

Employees wishing to engage in any other business activities outside of the Firm's business must first seek written approval from the Compliance Officer and, if requested, provide periodic reports summarizing the outside business activities. Refer to Exhibit F for the Outside Employment / Activity Request Form.

The Use of Social Media

Madden prohibits the use of all social media for "conducting" any type of Firm business. Employees are permitted to participate in certain industry-related business discussion groups that may be hosted via one of the professional networking sites. In doing so, employees may post a limited amount of basic profile information with respect to their employment at Madden. This information should be limited to identifying the employee's place of employment, contact information, employee's position within the company and dates of employment.

Employees are prohibited from disclosing or posting any information about Madden or its business, including but not limited to, financial information, assets under management, performance, number of employees, future business plans, investor names, prospects, etc. Employees are also prohibited from discussing particular securities or anything else investment related that may be construed as an opinion, recommendation or solicitation.

Madden acknowledges that employees may choose to participate in an internet social network as part of their private lives. Employees who choose to participate in such networks, blogs or other form of online publishing or discussion (referred to in this policy collectively as "internet social networking ") must do so without interfering with the employee's primary job responsibilities. Employees are reminded that they are expected to abide by the Firm's code of conduct at all times.

Specific details of the Firm's social media policy and procedures are included within the Compliance Manual. All employees are expected to read and comply with the policy.

Political Contributions

In order to comply with Rule 206-4(5), the Pay to Play Rule, Madden's policy with respect to political contributions and pay-to-play practices is as follows:

No employee may, directly or indirectly, make any contribution to holders of elective office (or candidates thereof) of state or local government entities without obtaining the prior permission of the Compliance Officer. This prohibition covers:

•Contributions in the form of cash, gifts, loans and other items of value to (A) any official of a state or local government entity, (B) a political party of a state or locality, or (C) any political action committee (PAC); and

•Coordinating, or soliciting any person or PAC to make, a contribution to an official of a government entity or to a political party of a state or locality (e.g., by hosting a fundraising event).

It is important to note that our policy and the SEC rule prohibit indirect contributions as well as direct contributions. Indirect contributions are contributions that the adviser or an employee funnels through third parties, such as family members, friends, consultants, attorneys and affiliated companies. While our policy and the rule do not restrict contributions by such third parties per se, our policy presumes that contributions made by a spouse or household member are indirect contributions of the employee. Contributions by PACs controlled by an employee or the adviser are also covered by the prohibitions.

Employees are expected to comply with the specific procedures that have been outlined in the Compliance Manual.

Personal Trading

Employees may maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest is consistent with the guidelines outlined below and all applicable regulatory requirements. This includes accounts for any immediate family or household members. This policy may be revised by management at any time.

In addition, Madden reserves the right to require an employee's divesture of a Reportable Security which is deemed to create an actual or perceived conflict of interest with respect to any of Madden's clients.

Madden prohibits employees to enter into new positions that are opposite of established firm positions.

Pre-approval Procedures

Rule 204A-1 of the Advisers Act requires pre-approval for any investment in an initial public offering (IPO) or private placement. No employee shall acquire beneficial ownership of any private placement or participate in an initial public offering without prior written approval from the compliance officer.

Also, it is Madden's policy that employees obtain prior approval for all transactions in reportable securities as defined in Section 4 above except as outlined below.

Employees must request pre-approval by sending an email to the Managing Member and the Compliance Officer. The email must include the name and amount of the security to be bought or sold. Each request will be reviewed on a case by case basis. The Managing Member has discretion for approving or denying all requests depending on the security in question and actual or potential activity in client accounts. Approvals are good for the current trading day only unless otherwise indicated. Certain reportable securities deemed to be highly unlikely to present a conflict with the investments of Madden's clients may be granted extended pre-clearance approval. Employees should seek clarity from the Managing Member and Compliance Officer regarding specific extended pre-clearance periods.

Employees are subject to a 30 day holding period for all reportable securities approved for trading. This includes direct securities as well as derivatives (e.g. short dated options are not permitted.)

Transactions Exempt from Pre-Clearance

•Purchases or sales that are non-volitional on the part of the employee, such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

•Purchases or sales pursuant to an Automatic Investment Plan, including a Dividend Reinvestment Plan (DRIP);

•Transactions in securities that are not Reportable Securities (e.g. open end mutual funds—refer to Section 4 for the definition of non-reportable security);

•Transactions in exchange traded funds;

•Transactions effected in, and the holdings of, any account over which the employee has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

FINRA New Issues

FINRA Rules prohibit the sale of new issues to any account in which a Restricted Person has a beneficial interest, except under certain situations. Restricted Persons include any person of an investment adviser who has the authority to buy or sell securities and an immediate family member of such a restricted person that materially supports, or receives materially support from, such person. Thus, all restricted persons of Madden are prohibited, in almost all circumstances, from purchasing new issues.

The Portfolio Manager and Compliance Officer, in determining whether approval should be given for transacting in an IPO or private placement opportunity, will take into account, among other factors, whether the investment opportunity should be reserved for clients and whether the opportunity is being offered to the employee by virtue of his or her position with Madden.

Reporting Requirements for Personal Accounts
Initial Holdings Reports (Exhibit B)

Employees must provide the Compliance Officer with an Initial Holdings Report within 10 days of becoming an Access Person. The report must include a list of all accounts and the holdings of all reportable securities. The information must be current as of a date no more than 45 days prior to the date of becoming an Access Person.

NOTE: Any new brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the Compliance Officer.

Annual Holdings Reports (Exhibit C)

Employees must submit an Annual Holdings Report by January 30. The report must include a list of all accounts and the holdings of all reportable securities as of December 31.

Quarterly Reporting Forms and/or Monthly Broker Statements (Exhibit D)

Pursuant to the Rule, Employees must report, within 30 days of quarter end, any transactions in reportable securities that took place during the prior calendar quarter. Madden requires employees to submit monthly broker statements to report transactions in these securities. Also, employees are required to complete a Quarterly Reporting Form that addresses any transaction activity that did not take place within a brokerage account and to report whether any new accounts were opened during the quarter.

Review of Reportable Personal Security Transactions

Upon receipt of broker statements and the reporting form, the Compliance Officer will review the transaction activity to confirm there were no violations of the Code, evidence of improper trading activities or conflicts of interest that have occurred. Broker statements are maintained by the Firm in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act. Note: The Chief Operating Officer or Managing Member will review the broker statements and reporting forms for the Compliance Officer.

Failure to Comply

Strict compliance with the provisions of this Code is considered a basic condition of employment with Madden. Employees are required to promptly report any violations of the Code to the Compliance Officer. Employees are urged to seek the advice of the Compliance Officer for any questions as to the application of this Code to their individual circumstances.

Violations of the Code may result in disciplinary action. The disciplinary action may be whatever management deems appropriate given the situation, and may include a written warning, fines, disgorgement of profits and/or losses avoided, suspension, demotion, or termination of employment. Violations may also be referred to civil or criminal authorities where appropriate.

Administration and Enforcement of the Code
Administration of the Code

The Compliance Officer will administer the Code and use reasonable diligence to institute procedures reasonably necessary for preventing violations.

Recordkeeping Policy

Records must be maintained for a minimum of two years in Madden's office and three additional years in an easily accessible place, for a total of five years.

The following records shall be maintained:

•A copy of each Code that has been in effect at any time during the last five years.

•A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.

•A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person. (These records must be kept for five years after the individual ceases to be a supervised person of the Firm.)

•Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports.

•A list of the names of persons who currently, or within the past five years, were access persons or investment personnel.

•A record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted.

•A record of any decisions and supporting reasons that grant supervised persons or access persons a waiver from or exception to the Code. Maintain for five years.

•Copies of all reports provided to Senior Management regarding the annual review of the Code and a listing of any material violations. Maintain for five years.

•A record of persons responsible for reviewing the access persons reports currently and during the previous five years.

Training and Education

Madden has designated the Compliance Officer as the individual responsible for training and educating employees regarding the Code. Training occurs periodically, as needed.

Annual Review

On an annual basis, the Compliance Officer will review the provisions of this Code to determine whether revisions are required so as to comply with the provisions of the Advisers Act, the Investment Company Act and SEC interpretations thereof with respect to personal securities trading by Access Persons. Results of the review will be documented as part of the Annual Review of the Firm's Compliance Program.

Upon request, Madden shall prepare a written report relating to this Code for the Absolute Fund's Board. Such annual report shall:

•Certify that procedures have been adopted to reasonably prevent Access Persons from violating this Code.

•Describe any issues arising under this Code or procedures since the last report to the Board including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations.

•Identify any recommended changes in the existing restrictions or procedures based upon evolving industry practices or developments in applicable laws or regulations.

Acknowledgements (Exhibit E)

New employees must acknowledge they have read and understand and they must agree to comply with this Code of Ethics and Personal Trading Policy.

On an annual basis, all employees are required to acknowledge that they have read, understand and agree to comply with the Code.

Amendments to the Code will be distributed via e-mail and will require another acknowledgement for any changes that are deemed to be material.

Form ADV Disclosure

A description of the Code, and an offer to obtain a copy, is provided in Form ADV Part 2. The Compliance Officer is responsible for reviewing form ADV, in conjunction with the Code, for accuracy.

Further Information

For further information regarding the Code of Ethics and Personal Trading Policy for Madden Asset Management, LLC please contact the Compliance Officer.

Lisa Giovannelli
Hardin Compliance Consulting, LLC
724.935.6774; lgiovannelli@hardincompliance.com

Exhibit A

Madden Asset Management, LLC

List of Reportable Funds

Absolute Strategies Fund (Sub-advised Mutual Fund)

Madden Partners, LP

Madden Active Municipal Strategy, LP

Exhibit B

Madden Asset Management, LLC
Initial Holdings Report

Name: _________________________________

Signature: _________________________________ DATE: _______________________

1. List the name of any broker, dealer or bank with which you maintain an account, in which any securities were held, as of _____________________ (no more than 45 days prior to when you became an access person).

Name of Account	Name of Broker-Dealer or Bank	Account Number

2. List all Reportable Securities as of ______________________ (You may report this information by providing account statements and/or by listing the security information on the form below)

a. I have Reportable Securities. YES or NO
b. I have provided copies of all relevant account statements. YES or NO
c. List additional Reportable Securities below.

List of Reportable Securities not included on Statements

Security Name	Type of Security (Private Equity, Public Equity, Bond, Other)	Ticker or CUSIP	# of Shares	Principal Amount

Exhibit C

Madden Asset Management, LLC
Annual Holdings Report

Name: _________________________________

Signature: _________________________________ DATE: _______________________

1. List the name of any broker, dealer or bank with which you maintain an account, in which any securities were held, as of _____________________.

Name of Account	Name of Broker-Dealer or Bank	Account Number

2. List all Reportable Securities as of ___________ (You may report this information by providing account statements and/or by listing the security information on the form below)

a. I have Reportable Securities. YES or NO
b. I have provided copies of all relevant account statements. YES or NO
c. List additional Reportable Securities below.

List of Reportable Securities not included on Statements

Security Name	Type of Security (Private Equity, Public Equity, Bond, Other)	Ticker or CUSIP	# of Shares	Principal Amount

Exhibit D

Madden Asset Management, LLC
Quarterly Reporting Form

For the Quarter Ended ___________________

Name: _________________________________

Signature: _________________________________ DATE: _______________________

This form is to be completed and returned to the CCO by the 30th calendar day following quarter- end.

1. During the prior quarter, I had Reportable Securities Transactions. YES or NO

2. I have reported transaction information by providing account statements to the Firm. YES or NO

3. List below any Reportable Securities Transactions not reported on account statements provided to the Firm:

List of Reportable Securities not included on Statements

Security Name	Type of Security (Private Equity, Public Equity, Bond, Other)	Ticker or CUSIP	# of Shares	Principal Amount

4. I opened the following brokerage accounts during the quarter:

Name of Account	Name of Broker-Dealer or Bank	Account Number

Exhibit E

Receipt of the Code of Ethics and Personal Trading Policy

This form must be signed and returned to the Chief Compliance Officer within 10 days.

This is to acknowledge my receipt of the Code of Ethics & Personal Trading Policy for Madden Asset Management, LLC dated _____________________. I have had the opportunity to read the procedures and have had all my questions relating to these answered by the Chief Compliance Officer.

I also acknowledge my understanding of these procedures and that I will take all necessary steps to implement them into my daily activities immediately. I understand the severity of the requirements and also understand that failure to follow these will result in disciplinary sanctions being taken against me, up to and including termination.

Name
Signature	Date

Please check one:

[ ] Amendment to the Code of Ethics & Personal Trading Policy

[ ] New Employee with a start date of: _____________

[ ] Annual Acknowledgement

Exhibit F

Madden Asset Management, LLC
Outside Activity Form

Date: ________________________________

This form must be completed and APPROVED prior to the employee engaging in any outside employment/business activity.

Details regarding my request for outside employment/business activity are as follows:

1. Name of business: _______________________________________________________________________

2. Nature of business: _______________________________________________________________________

3. Duties in connection with the business: _______________________________________________________

4. Number of hours spent in connection with the business (per week, month quarter, etc.): ________________

5. Will you have any position as a company office/director? Yes [ ] No [ ]

6. Compensation to be received: _____________________

7. Any other information that would be helpful in determining whether this employment is proper:
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________

Employee	Compliance Officer

Name: _____________________________	Lisa M. Giovannelli
(Please print)

Position: ___________________________	Signature: _____________________________

Signature: __________________________	Request is: Approved [ ] Denied [ ]

Reason for Denial:

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________